Exhibit 10.98

AMENDMENT NO. 2 TO THE OPEN MARKET SALE AGREEMENTSM

December 27, 2024

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

B. RILEY SECURITIES, INC.

299 Park Avenue, 7th Floor

New York, New York 10171

BARCLAYS CAPITAL INC.

745 7th Avenue

New York, New York 10019

BMO CAPITAL MARKETS CORP.

151 West 42nd Street, 32nd Floor

New York, New York 10036

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

CANACCORD GENUITY LLC

One Post Office Square

30th Floor, Suite 3000

Boston, Massachusetts 02109

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

LOOP CAPITAL MARKETS LLC

425 South Financial Place, Suite 2700

Chicago, Illinois 60605 USA

Ladies and Gentlemen:

This Amendment No. 2 to the Open Market Sale AgreementSM (this “Amendment”) is entered into as of the date first written above by FuelCell Energy, Inc., a Delaware corporation (the “Company”), and Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Loop Capital Markets LLC (each individually, an “Agent” and together, the “Agents”), who are parties to that certain Open Market Sale AgreementSM, dated July 12, 2022, as amended on April 10, 2024 (the “Original Agreement”) relating to the offering of up to $300,000,000 of the Company’s Common Shares.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

The parties, intending to be legally bound, hereby amend the Original Agreement, as of the date hereof, as follows:

1.The definition of “Maximum Program Amount” is hereby deleted in its entirety and replaced with the following:

“‘Maximum Program Amount’ means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (as defined below).”

2.The definition of “Settlement Date” is hereby deleted in its entirety and replaced with the following:

“‘Settlement Date’ means the first business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Designated Agent the amount of Shares sold on such Trading Day and the Designated Agent shall deliver to the Company the Issuance Price received on such sales.”

3.The third paragraph of Section 2(a) of the Original Agreement is hereby deleted and replaced with the following:

“At the time the Registration Statement originally became effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.”

4.Without limiting any other agreement, including Section 3(d) of the Original Agreement, the Company agrees to pay all costs, fees and expenses incurred in connection with entering into this Amendment and the performance of the Company’s obligations under the Original Agreement as amended by this Amendment and the transactions contemplated hereby and thereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Amendment; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares authorized by this Amendment for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agents, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper” and any supplements thereto, advising the Agents of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agents’ counsel, including the reasonable and documented fees and expenses of counsel for the Agents in connection with, FINRA review, if any, and approval of the Agents’ participation in the offering and distribution of the Shares authorized by this Amendment, provided, however, that the reasonable and documented fees and expenses of counsel for the Agents in connection with FINRA review and approval of the Agents’ participation in the offering and distribution of the Shares authorized by this Amendment and the Company’s filings with FINRA shall not exceed $15,000 (excluding the FINRA filing fees previously paid and referred to in Section 3(d)(viii) of the Original Agreement, and including the filing fees referred to in clause (viii) below); (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the

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Company and of the Agents and any such consultants with the prior approval of the Company, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company; (x) the fees and expenses associated with listing the Shares on the Principal Market; and (xi) the fees and expenses incurred in connection with the execution of this Amendment, which such amount is due upon the execution of this Amendment. The fees and disbursements of Agents’ counsel that may be payable by the Company pursuant to subsections (i)-(xi) above shall not exceed $75,000. For the avoidance of doubt, the $75,000 of fees and disbursements of Agents’ counsel that may become payable by the Company hereunder shall be in addition to the fees and disbursements of Agents’ counsel that are payable by the Company under Section 3(d) of the Original Agreement in connection with each Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 5(o) of the Original Agreement.
5.All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to the “date of this Agreement” or the “date hereof” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless otherwise amended herein and except with respect to the first paragraph of Section 2, Section 2(b) “Compliance with Registration Requirements,” Section 2(s) “Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required,” Section 4(f) “Free Writing Prospectuses,” Section 4(p) “Company Counsel Legal Opinion,” Section 4(r) “Comfort Letter,” and Section 8(a) “Press Releases and Disclosure,” where references to the “date of this Agreement” or the “date hereof” in the Original Agreement shall refer to each of the date of the Original Agreement and the date of this Amendment.

The parties, intending to be legally bound, hereby further agree:

This Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby or by the Original Agreement may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Original Agreement, as amended by this Amendment, shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The Original Agreement, as amended by this Amendment, supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Amendment may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

The invalidity or unenforceability of any section, paragraph or provision of this Amendment shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Amendment is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

The Company and the Agents each hereby waive any right to trial by jury in any suit or proceeding arising under or related to this Amendment.

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This Amendment may be executed in counterparts, each of which shall be deemed an original, but all such respective counterparts shall together constitute one and the same instrument. This Amendment may be delivered by any party by facsimile, email or other electronic transmission.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding among the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and each Agent.

Very truly yours,
FUELCELL ENERGY, INC.
By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

JEFFERIES LLC
By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

B. Riley SECURITIES, INC.
By:	/s/ Matthew Feinberg
Name:	Matthew Feinberg
Title:	Senior Managing Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

BARCLAYS CAPITAL INC.
By:	/s/ Rory Elliott
Name:	Rory Elliott
Title:	Managing Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

BMO CAPITAL MARKETS CORP.
By:	/s/ Brad Pavelka
Name:	Brad Pavelka
Title:	Managing Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

BOFA SECURITIES, INC.
By:	/s/ Gaurav Signhal
Name:	Gaurav Signhal
Title:	Managing Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

CANACCORD GENUITY LLC
By:	/s/ Daniel Coyne
Name:	Daniel Coyne
Title:	Co-Head of U.S. Investment Banking

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Shenwei Zhu
Name:	Shenwei Zhu
Title:	Managing Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

j.p. mORGAN SECURITIES LLC
By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Executive Director

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]

LOOP CAPITAL MARKETS LLC
By:	/s/ Cecil Brown
Name:	Cecil Brown
Title:	Senior Vice President

[Signature page to Amendment No. 2 to the Open Market Sale AgreementSM]